CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.  33-58912 of Home Federal Bancorp on Form S-8 of our report dated June 16, 2006, appearing in this Annual Report on Form 11-K of Home Federal Bancorp Employees’ Savings and Profit Sharing Plan and Trust for the year ended December 31, 2005.

Indianapolis, Indiana

June 28, 2006